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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


As of December 31, 2001

                                                      State or Jurisdiction of
                                                      Incorporation or
Name                                                  Organization
----                                                  -------------------------
Comerica Investment Services, Inc.                    Michigan
Comerica Capital Markets Corporation                  Michigan
Comerica Insurance Services, Inc.                     Michigan
Comerica Insurance Group, Inc.                        Michigan
Comerica Securities, Inc.                             Michigan
Wilson, Kemp & Associates, Inc.                       Michigan
WAM Holdings, Inc.                                    Delaware
WAM Holdings II, Inc.                                 Delaware
Comerica Financial Incorporated                       Michigan
(f/n/a/ Comerica AutoLease, Inc.)
Comerica 10A Financial LLC                            Michigan
(f/n/a Project 10A, LLC)
VRB Corp.                                             Michigan
Comerica International Corporation                    U.S.
Comerica Trust Company of Bermuda, Ltd.               Bermuda
CMA Insurance Services of Texas Incorporated          Texas
(f/k/a CMA Insurance Services, Inc.)
Comerica Holdings Incorporated                        Delaware
CMT Holdings, Inc.                                    Texas
Comerica Merchant Services, Inc.                      Delaware
Interstate Select Insurance Services, Inc.            California
Comerica Assurance Ltd.                               Bermuda
Comerica Reinsurance Company, Ltd.                    British Virgin Islands
Comerica Properties Corporation                       Michigan
Professional Life Underwriters Services, Inc.         Michigan
Comerica Trade Services Limited                       Hong Kong
Comerica Leasing Corporation                          Michigan
Comerica Management Company                           Michigan
Comerica Equities Incorporated                        Delaware
Comerica West Incorporated                            Delaware
Comerica West Financial Incorporated                  Delaware
Comerica West Enterprises Incorporated                Delaware
Munder Capital Management                             Delaware
Munder UK, L.L.C.                                     Delaware
Comerica Bank-Mexico, S.A.                            Mexico
Comerica Bank-California                              California


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Comerica Bank-Texas                                   Texas
Comerica Bank& Trust, National Association            United States
Comerica Bank-Canada                                  Canada
Comerica Bank                                         Michigan
Imperial Capital Trust I                              Delaware
ROC Technologies, Inc.                                Delaware
Imperial Bank Realty Company, Incorporated            California
Imperial Trade Services Ltd.                          Hong Kong
Imperial Asset Advisors, Inc.                         California
Imperial Asset Management, Inc.                       California
Pacific Bancard Association, Inc.                     California
Imperial International Bank                           California
Comerica Ventures Incorporated                        California
(f/n/a Imperial Ventures, Inc.)
Imperial International, Inc.                          California
Imperial Management, Inc.                             California
Imperial Capital Markets Group, Inc.                  California
Imperial Financial Group, Inc.                        California
Comerica do Brasil Participacoes e Servicos Ltda.     Brazil
Comerica Coastal Incorporated                         Delaware
Comerica Preferred Capital, LLC                       Delaware
Comerica Dealer Finance, LLC                          Delaware
Comerica Auto Floor Plan, LLC                         Delaware
DFP Cayman LP                                         Cayman Islands
DFP Luxembourg S.A.                                   Luxembourg
Comerica Capital Advisors Incorporated                Delaware
Comerica Capital Trust I                              Delaware
Comerica Capital Trust II                             Delaware
Official Payments Corp.                               Delaware